Exhibit 1.1

FORM OF

SECURITIES SUBSCRIPTION AGREEMENT

ProQR Therapeutics N.V.

Zernikedreef 9

2333 CK Leiden

The Netherlands

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with ProQR Therapeutics N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”) as follows:

1. As of the Closing (as defined below) and subject to the terms and conditions hereof, the Investor will acquire from the Company and the Company will issue to the Investor such number of newly issued ordinary shares (the “Shares”), with a nominal value of €0.04 per share, of the Company (the “Ordinary Shares”) as is set forth on the signature page hereto (the “Signature Page”) for an issue price of $5.00 per Share.

2. The closing is expected to occur on July 3, 2017 (the “Closing”) in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the Company’s satisfaction of certain closing conditions set forth in the Placement Agreement (as defined in Section 13) entered into between the Company and the placement agent (the “Placement Agent”) for the Offering (as defined below). The provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein.

3. The offering and issue of the Shares (the “Offering”) are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below).

4. The Company has filed or will file with the Securities and Exchange Commission (the “Commission”) (i) a prospectus included in the registration statement (File No. 333-207245), which became effective as of October 19, 2015 (the “Base Prospectus”), (ii) if applicable, a preliminary prospectus supplement related to the Offering (together with the Base Prospectus, the “Statutory Prospectus”), and (iii) if applicable, any issuer free writing prospectus as defined in Rule 433 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), and will file with the Commission a final prospectus supplement (together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-207245) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act, including Rule 424(b) thereunder. The Base Prospectus, any Statutory Prospectus, any Issuer Free Writing Prospectus and the pricing information contained in this agreement are collectively the “Time of Sale Disclosure Package”.

5. The Company’s obligation to issue the Shares to the Investor shall be subject to the receipt by the Company of the issue price for the Shares being acquired hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the date of the Closing. The obligation of the Investor to purchase the Shares at Closing as provided herein is subject to the accuracy of the representations and warranties of the Company contained in the Placement Agreement (as defined below) and in certificates of any member of the management board of the Company delivered pursuant to the provisions thereof, to the performance by the Company of its covenants and other obligations hereunder and under the Placement Agreement in all material respects, and to the conditions set forth in Section 5 of the Placement Agreement.

6. The Company shall before the opening of trading on the NASDAQ Global Market on the next trading day after the date hereof, issue a press release (or, in lieu thereof, file a Report of Foreign Private Issuer on Form 6-K with the Commission), disclosing all material aspects of the transactions contemplated hereby. Additionally, the Company shall, within the time period required by the Rules and Regulations, file a Report of Foreign Private Issuer on Form 6-K with the Commission describing the terms of the Offering (and including as exhibits to such report this agreement and the Placement Agreement). The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by applicable laws, rules and regulations, in which case the Company shall provide the Investor with prior notice of such disclosure.

7. The Investor represents that (i) it has had access to the Time of Sale Disclosure Package prior to or in connection with its receipt of this agreement, and (ii) it is acquiring the Shares for its own account, or an account over which it has investment discretion, and does not have any agreement or understanding, directly or indirectly, with any person or entity to transfer any of the Shares.

8. Each of the Investor and the Company represents to the other that it has the requisite power and authority to enter into this agreement and to consummate the transactions contemplated hereby, that it has duly authorized, executed and delivered this agreement and, assuming due authorization, execution and delivery by the other party, this agreement constitutes a valid and binding obligation of each enforceable against it in accordance with the terms of the agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). Each of the Investor and the Company represents to the other that the execution, delivery and performance by it of this agreement and any other agreements related to the Offering to which it is a party (collectively, the “Transaction Documents”) and the consummation by it of the transactions contemplated hereby and thereby do not and will not (x) conflict with or violate any provision of its certificate or articles of incorporation, bylaws or other organizational or charter documents, (y) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which it is subject (including federal and state securities laws and regulations) or by which any property or asset of the Investor is bound or affected or (z) in respect of the Company only, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject, except in the case of clauses (y) and (z), such conflict or violation which would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Transaction Documents. The Shares have been duly authorized for issuance and sale pursuant to this agreement and, when issued and delivered by the Company pursuant to this agreement against payment of the consideration set forth herein, will be validly issued and fully paid; and the issuance of the Shares is not subject to the preemptive or other similar rights of any shareholder of the Company. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (as defined in the Placement Agreement)

is necessary or required for the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated by this agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, U.S. state securities laws or the rules of FINRA.

9. The Investor understands that nothing in this agreement, the Prospectus or any other materials presented or made available to the Investor in connection with the acquisition of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of Shares.

10. The Investor represents that neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any material non-public information received from, the Investor has, directly or indirectly, as of the date of this agreement, engaged in any purchases or sales in the securities of the Company. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any material non-public information received from, the Investor, will engage in any purchases or sales in the securities of the Company prior to the time that the transactions contemplated by this agreement are publicly disclosed. Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this agreement. The Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (collectively, the “SEC Reports”) and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The acquisition by the Investor of the Shares will not result in such Investor (individually or together with any other person with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding Ordinary Shares or the voting power of the Company. The Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding Ordinary Shares or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred.

11. The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a FINRA member or an Associated Person (as such term is defined under FINRA Membership and Registration Rules) as of the date hereof, and (iii) neither it nor any group of investors of which it is a member, will beneficially own or have the right to acquire (including by virtue of beneficially owning securities convertible or exercisable for Ordinary Shares), in the aggregate, 20% or more of the Ordinary Shares outstanding or 20% of the voting power of the Company immediately after the consummation of the Offering. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

12. This agreement will involve no obligation or commitment of any kind until this agreement is accepted and countersigned by or on behalf of the Company. All covenants, agreements, representations and warranties herein will survive the execution of this agreement, the delivery of the Shares being acquired and the payment therefor. This agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. This agreement will be governed by the internal laws of the State of New York. This agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this agreement shall constitute written confirmation of the Company’s commitment to issue Shares to such Investor.

13. The Company has entered into a Placement Agency Agreement, dated of even date herewith (the “Placement Agreement”), with the placement agent that contains representations and warranties of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.

[Signature Page Follows]

INVESTOR SIGNATURE PAGE

Number of Shares:

Issue Price Per Share: $5.00

Aggregate Issue Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:                     , 2017

INVESTOR By: Print Name: Title: Name that Shares are to be registered under: Mailing Address: Taxpayer Identification Number: Manner of Settlement: DWAC (see Exhibit A attached hereto)

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

Agreed and Accepted this             day of                     , 2017:

PROQR THERAPEUTICS N.V.

By:
Name:
Title:

Acquisitions of the Shares hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

EXHIBIT A

INSTRUCTIONS FOR SETTLEMENT

Unless otherwise agreed to by the Company and the Investor, the following instructions shall govern the delivery of funds and the transfer of the Shares:

1.	Delivery of Funds

By NO LATER THAN 3:00 P.M. New York City time on June 30, 2017, wire the issue price for the Shares to the trust account of Goodwin Procter LLP, as Escrow Agent, using the wire transfer instructions below.

The wired funds will be held in escrow pursuant until the Closing and will be delivered by the Escrow Agent on your behalf to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the conditions to Closing.

2.	Wire Transfer Instructions

Bank Name: *

ABA No.: *

Account No.: *

Account Name: *

*	To be provided by the Company to the Investor not less than two (2) business days prior to the Closing.

Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by the Escrow Agent.

Contact at the Escrow Agent:

Name: *

Tel: *

*	To be provided by the Company to the Investor not less than two (2) business days prior to the Closing.

3.	Initiation of DWAC and Transfer of Shares

The Shares will be sent from the Company’s transfer agent, American Stock Transfer & Trust Company, by DWAC to your prime broker. You must contact your prime broker and ask them to initiate the DWAC or you will not receive the Shares. The Shares will only be released after the Company’s receipt of the funds.

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